UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 8, 2007

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cleveland-Cliffs Inc (the "Company") announced in a press release dated May 8, 2007 the appointment of Joseph A. Carrabba, current President and Chief Executive Officer, as Chairman of the Board, replacing John S. Brinzo. Mr. Brinzo retired from the Board after the May 8, 2007 Board meeting, as previously announced in a Form 8-K filed with the Securities and Exchange Commission on August 18, 2006.

Mr. David H. Gunning also announced his resignation from the Board of Directors effective May 8, 2007. Mr. Gunning will remain with the Company through May 31, 2007, the date of his retirement with the Company.

Messrs. Gunning and Brinzo were not standing for re-election at the Company's annual meeting this year.

The Company's press release captioned, "Cleveland-Cliffs Inc President and CEO Joseph Carrabba Elected Chairman of the Board, Succeeding Retiring John Brinzo" is contained in Item 9.01 as Exhibit 99(a) and incorporated in Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99(a) Cleveland-Cliffs Inc published a press release on May 8, 2007 captioned, "Cleveland-Cliffs Inc President and CEO Joseph Carrabba Elected Chairman of the Board, Succeeding Retiring John Brinzo"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

May 10, 2007	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.(a)	Cleveland-Cliffs Inc published a press release on May 8, 2007 captioned, "Cleveland-Cliffs Inc President and CEO Joseph Carrabba Elected Chairman of the Board, Succeeding Retiring John Brinzo"